UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 9, 2006

CLUBCORP, INC.

(Exact name of issuer of securities held pursuant to the plan)

Commission File Numbers 33-89818, 33-96568, 333-08041, 333-57107, 333-52612 and 333-110521

Delaware	75-2778488
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

3030 LBJ Freeway

Suite 600

Dallas, Texas 75234

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (972) 234-6191

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On October 9, 2006, ClubCorp, Inc. (the “Company”), Fillmore CCA Holdings, Inc., a Delaware corporation (“Parent”), and ClubCorp Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of Parent formed specifically for the purpose of consummating the Merger (as defined herein) (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”). Pursuant to the Merger Agreement, Merger Sub will merge with and into the Company, whereupon the separate existence of Merger Sub shall cease and the Company will become a wholly-owned subsidiary of Parent. Parent is owned by affiliates of KSL Capital Partners.

Under the terms of the Merger Agreement, which have been unanimously approved by the Company’s Board of Directors, at the Effective Time (as defined in the Merger Agreement) each share of the Company’s common stock outstanding immediately prior to the Effective Time, other than any shares owned by the Company, Parent or any stockholders who are entitled to and who properly exercise appraisal rights under Delaware law, will be automatically converted into the right to receive $14.47 in cash (the “Purchase Price”), subject to certain adjustment and timing mechanics set forth in the Merger Agreement. The Purchase Price includes the consideration the Company will receive for the sale of The Pinehurst Resort and Country Club described below and will adjust up or down from $14.47 based upon the operations of the Company’s business prior to the closing date. There is no assurance that the stockholders of the Company will receive exactly $14.47 per outstanding share of the Company’s common stock.

The Merger Agreement contains certain termination rights and provides that upon termination of the Merger Agreement under specified circumstances the Company may be required to pay Parent a termination fee of up to $43 million. Consummation of the Merger is not subject to a financing condition, but is subject to various closing conditions, including, among others, the sale of The Pinehurst Resort and Country Club described below, the termination or expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and any other antitrust laws, and approval of the stockholders of the Company, including the approval of a majority of the minority stockholders of the Company. The Company expects the Merger to be consummated on or prior to December 26, 2006.

The Company has made certain customary representations and warranties and covenants in the Merger Agreement, including, among others, (i) not to solicit proposals relating to alternative business combinations or, subject to certain exceptions to permit the Board of Directors to comply with its fiduciary duties, enter into discussions concerning or provide confidential information in connection with alternative business combination transactions, (ii) to call a meeting of the Company’s stockholders to consider the adoption of the Merger Agreement and (iii) subject to certain exceptions to permit the Board of Directors to comply with its fiduciary duties, for the Company’s Board of Directors to recommend that the Company’s stockholders adopt the Merger Agreement.

The forgoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached as Exhibit 2.1 hereto, and is incorporated herein by reference.

In addition, pursuant to an Interest Purchase Agreement, dated September 12, 2006, as amended by that certain Amendment to Interest Purchase Agreement, dated October 9, 2006 (collectively, the “Purchase Agreement”), by and among the Company, Putterboy, Ltd., a Texas limited partnership (“Putterboy”), and The Pinehurst Company, a Delaware corporation (“TPC”), the Company agreed to sell all of the outstanding equity interests of Pinehurst, Inc., a North Carolina corporation, Pinehurst Championship Management, Inc., a North Carolina corporation, Pinehurst Country Club, Inc., a North Carolina corporation, ClubCorp Realty East, Inc., a North Carolina corporation, PCC Realty Corp., a

North Carolina corporation, Pinehurst Acquisition Corp., a North Carolina corporation, Pinehurst Realty Corp., a Nevada corporation and Pinehurst No. VII, Inc., a North Carolina corporation (collectively, the “Pinehurst Entities”). The sale of the Pinehurst Entities to Putterboy, which was negotiated and approved by a special committee of independent directors of the Company’s Board of Directors, is expected to occur on the closing date of the Merger. Putterboy will pay $325 million for the interests in the Pinehurst Entities, subject to the adjustment and timing mechanics set forth in the Purchase Agreement. The Purchase Agreement became effective upon the signing of the Merger Agreement. Putterboy is an affiliate of each of Robert H. Dedman, Jr., the Company’s Chairman of the Board, Nancy M. Dedman, a director of the Company, and Patricia Dedman Dietz, a director of the Company. Collectively, Robert H. Dedman, Jr., Nancy M. Dedman and Patricia Dedman Deitz and their affiliates and associates beneficially own approximately 70% of the Company’s outstanding common stock. In addition to being conditioned on the consummation of the Merger, the sale of the Pinehurst Entities is subject to the approval of the stockholders of the Company and the satisfaction of other closing conditions.

The forgoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement and the Amendment to the Purchase Agreement, which are attached as Exhibits 2.2 and 2.3 hereto, and are incorporated herein by reference.

Item 5.01. Changes in Control of Registrant

(b) The information set forth in Item 1.01 above is incorporated herein by reference.

Item 8.01. Other Events.

A press release announcing the execution of the Merger Agreement was issued by the Company on October 9, 2006. The full text of the press release, a copy of which is attached hereto as Exhibit 99.1, is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

2.1 Agreement and Plan of Merger, dated as of October 9, 2006, by and among ClubCorp, Inc., ClubCorp Acquisition Corporation and Fillmore CCA Holdings, Inc. (Does not include the schedules or annexes to this exhibit. The schedules and annexes will be provided to the SEC upon request.)

2.2 Interest Purchase Agreement, dated as of September 12, 2006, by and among Putterboy, Ltd., ClubCorp, Inc. and The Pinehurst Company (Does not include the schedules to this exhibit. Schedules will be provided to the SEC upon request.)

2.3 Amendment to Interest Purchase Agreement, dated as of October 9, 2006, by and among Putterboy, Ltd., ClubCorp, Inc. and The Pinehurst Company. (Does not include the annex to this exhibit. The annex will be provided to the SEC upon request.)

99.1 Press release issued by ClubCorp, Inc. on October 9, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CLUBCORP, INC.

By:	/s/ JEFFREY P. MAYER
Name:	Jeffrey P. Mayer
Title:	Chief Financial Officer

Date: October 12, 2006